EXHIBIT 10.16

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is made and entered into as of this 11th day of November, 1999, between BroadVision, Inc. ("BroadVision") and

Company   ReSourcePhoenix.com
          ("Customer")

Address   2401 Kerner Blvd.
          San Rafael, CA 94901-5529

In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as stated herein. The following attachments, required when applicable, are also part of this Agreement:

     A.   Current Licensing Practices
     B.   Required Provisions of Sublicenses
     C.   Professional Services Terms and Conditions
     D.   Business Terms

1.   LICENSE.

     A. BroadVision hereby grants to Customer a perpetual (unless terminated as set forth herein), nonexclusive, and nontransferable (except in accordance with the provisions of Section 11.B) license, subject to the terms and conditions of this Agreement, to use the object code for the Software. For the purpose of this Agreement, "Software" shall mean all versions, including current, previous, and subsequent versions, of all software products, together with operating instructions, user manuals, training material, and other documentation as may, in BroadVision's sole discretion, be supplied to Customer.

     B. Customer may use the Software in accordance with BroadVision's published licensing practices in force at the time of delivery of the applicable Software products. BroadVision's current licensing practices are as set forth in Attachment A. If BroadVision changes its licensing practices, BroadVision will give Customer advance written notice of such changes and such changes will be applicable to subsequent purchases of Software licenses by Customer hereunder; provided that, unless otherwise agreed by the parties, such changes will not be effective with respect to future purchases of Software licenses of the type previously purchased by Customer for a period of six (6) months from the date BroadVision gives Customer notice of such changes. Notwithstanding anything to the contrary contained herein or in any other order forms, attachments, quotes or other documentation, Customer may purchase at any time any BroadVision products or services generally available to any BroadVision customers. Such purchase shall be subject to discount rates set forth in any agreements or attachments provided by BroadVision with respect to such purchase or otherwise at prices agreed by the parties.

     C. Customer may not (a) rent, lease, or loan the Software; (b) electronically transmit the Software over a network except as necessary for Customer's licensed use of the Software; (c) use run-time versions of third-party products supplied by BroadVision embedded in the Software, if any, for any use other than the intended use of the Software; (d) modify, disassemble, decompile, or reverse engineer the Software; (e) transfer possession of any copy of the Software to another party, except as expressly permitted herein; or
          (f) use the Software in any way not expressly provided for in this Agreement. There are no implied licenses. Customer agrees not to exceed the scope of the licenses granted herein.

     D. BroadVision also grants to Customer the right to grant nontransferable sublicenses to portions of the Software, where such grants are explicitly permitted by BroadVision's licensing practices. Customer shall require each such sublicensee, before it may use or install the sublicensed Software, to execute a written license agreement containing, at a minimum, the required provisions specified in Attachment B. Customer shall indemnify BroadVision for all losses, costs, damages, expenses, and liabilities caused by a sublicensee's failure to honor the terms of such sublicense, or by Customer's failure to include required terms in its sublicense agreements with its sublicensees.


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
2.   PAYMENT PRICES.

     A. Invoices shall be issued upon delivery of the products or services, unless specified herein to the contrary, and shall be due and payable in United States currency upon receipt by Customer. Payment shall be overdue thirty (30) days after the delivery date specified on the invoice. Overdue payments shall be subject to a finance charge of one and one-half percent (1 1/2%) for each month or fraction thereof that the invoice is overdue, or the highest interest rate permitted by applicable law, whichever is lower. BroadVision shall also be reimbursed for its collection costs in the event of late payments, including reasonable attorney's fees.

     B. Software will be shipped FOB BroadVision's facility in Redwood City, California, U.S.A., by commercial surface transportation. Transportation charges in excess of such rates will be billed to Customer. Software shall be deemed accepted upon delivery.

     C. The prices stated in BroadVision quotations are exclusive of any federal, state, municipal, value-added, foreign withholding or other governmental taxes, duties, fees, excises, or tariffs now or hereafter imposed on the production, storage, licensing, sale, transportation, import, export, or use of the Software or any improvements, alterations, or amendments to the Software. Customer shall be responsible for, and if necessary reimburse, BroadVision for all such taxes, duties, fees, excises, or tariffs, except for governmental or local taxes imposed on BroadVision's corporate net income.

3.   SOFTWARE MAINTENANCE.

     A. BroadVision agrees to provide Customer with software maintenance subject to the following provisions and conditions:

          i.   At  Customer's   request,   BroadVision  shall  provide  software
               maintenance  at  prices  to  be  quoted  to  Customer.   Software
               maintenance shall include (i) telephone and electronic mail support provided during BroadVision's normal working hours, and
               (ii) standard releases containing improvements or modifications to the Software, where such improvements or modifications are not priced as separate new products or options ("Standard Release").

          ii. BroadVision shall provide software maintenance for any Standard Release until one year after shipment of the subsequent Standard Release.

          iii. Customer shall designate four or, with BroadVision's prior written approval, more than four, Support Contact Persons, who shall be responsible for communicating support issues to BroadVision. Each Support Contact Person will be technically competent with respect to the Software and knowledgeable about the Customer's environment on which the Software is used. Customer agrees to provide BroadVision with timely written notification containing all details of software problems necessary for BroadVision to diagnose such problems. Customer agrees to cooperate fully in providing BroadVision with
               Customer's source code, in machine-readable form, and other materials necessary to reproduce a reported software problem. Subject to Customer's security requirements, Customer agrees to provide BroadVision reasonable direct or remote access and test time on Customer's BroadVision system, for the purpose of diagnosing reported software problems. If BroadVision provides on-site services at Customer's request in connection with software maintenance, Customer shall reimburse BroadVision for all travel and other reasonable out-of-pocket expenses incurred with respect to such services.

          iv. Software maintenance may also include any patch releases ("Patch Releases") that BroadVision, in its sole discretion and expense, makes available. Patch Releases are intended to address material deviations between the Software and its published specifications until a Standard Release can be made available. Customer may install Patch Releases at its option.

          v. BroadVision shall not be responsible for maintaining Software that fails to comply with its published specifications if such non-compliance is the result of modification of the Software by Customer or third parties. If BroadVision expends its time on a noncompliance found to be the result of any of the preceding, Customer shall pay BroadVision for such time at BroadVision's then-current hourly consulting rate.

     B. BroadVision will provide at least 60 days written notice of each annual renewal (including the amount of the annual maintenance fee), and Customer may renew software maintenance may for a one-year period at BroadVision's then-current prices for software maintenance by delivering BroadVision a purchase order for such renewal on or before the renewal date. In no event will the Software maintenance fee, expressed as a percentage of list price for the Software, increase by more than the greater of five percent (5%) or the increase in the US Consumer Price Index over the amount charged the previous year (subject to adjustments resulting from Software being added to maintenance coverage during the prior maintenance period or as of the start of the renewal period). In the event of termination for Customer's breach or Customer's convenience, all maintenance fees shall be immediately due and payable without notice; in the event of termination for any other reason, Customer shall be entitled to a refund of maintenance fees already paid, prorated for the unused portion of such fees.

     C. Annual software maintenance fees are due and payable in advance; in all other respects payments are subject to the terms and conditions of the Agreement. Subject to adjustment for Software license purchases made during an annual maintenance period, annual maintenance fees as a percent of list price for the Software to which the maintenance fee applies will not increase by more than five percent (5%) per year.

     D. If Customer initially declines software maintenance and then subsequently elects to commence maintenance, or if maintenance for an item of Software is discontinued at Customer's request and then subsequently renewed, Customer shall pay the maintenance fees that would have been due for the period during which maintenance was not provided.

4.   TITLE TO SOFTWARE.

     A. Customer shall include BroadVision's copyright or proprietary rights notice on any copies of the Software or associated documentation, including copyright or proprietary rights notices of third parties that are included on media or in documentation provided by BroadVision. Customer acknowledges that the Software is the property of BroadVision or its licensors.

     B. Unless otherwise requested by BroadVision, Customer shall ensure that the phrase, "Personalized by BroadVision One-To-One" shall appear prominently on the logon screen, splash screen, or other first view of the Customer's application seen by consumers or other end-users when they enter such application. The above phrase shall be a hypertext link to a URL specified by BroadVision. Customer's use of the phrase shall be in accordance with BroadVision's guidelines for use of the mark.

5.   WARRANTY.

     BroadVision warrants that the Software will conform in all material respects to its written specifications when installed and for 90 days thereafter. For purposes of this Agreement, the sole source of such specifications shall be BroadVision's written user documentation. Customer will notify BroadVision within 10 days after the expiration of the warranty period of any nonconformity. Where a material nonconformity exists within the warranty period, and proper notice has been given to BroadVision, BroadVision will, as its sole and exclusive liability to Customer, use due diligence to correct the nonconformity and provide Customer with one copy of any such corrected version of the Software, or, if BroadVision is unable to correct such nonconformances within a reasonable period of time, refund all license fees paid to it for the Software, or the most recent software maintenance fee paid for the Software, if the nonconformity relates to a Standard Release delivered pursuant to Section 3 herein. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND BROADVISION EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT.

6.   LIMITATION OF LIABILITY.

     Except for BroadVision's liability to Customer under Section 7 of this Agreement, BroadVision's liability to Customer under this Agreement or for any other reason relating to the products and services provided under this Agreement, including claims for contribution or indemnity, shall be limited to the amount paid to BroadVision under this Agreement. NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY UNDER THIS AGREEMENT, CUSTOMER
     AGREES THAT IN NO EVENT SHALL BROADVISION BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE.

7.   INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

     This Section 7 sets forth BroadVision's sole and exclusive liability to Customer and Customer's sole and exclusive rights against BroadVision, with respect to any claim relating to any alleged or actual infringement or misappropriation by BroadVision of any third party intellectual property right. BroadVision will defend any action against Customer claiming that the Software constitutes infringement of a duly issued patent existing or issued prior to the initial delivery date of the applicable Software, copyright, trademark, or trade secret. BroadVision shall indemnify Customer for any reasonable expense incurred by Customer in connection with the foregoing. BroadVision's obligations under this section are conditioned upon BroadVision having sole control of any such action, and upon Customer notifying BroadVision immediately in writing of the claim and giving authority, information, and assistance necessary to settle or defend such claim. If the use of the Software infringes or is enjoined, or BroadVision believes it is likely to infringe or be enjoined, BroadVision may, at its sole option, (i) procure for Customer the right to continue use of the licensed Software as furnished; (ii) replace the licensed Software; (iii) modify the licensed Software to make it non-infringing, provided that the Software still substantially conforms to the applicable specifications; or
     (iv) if BroadVision, after using all commercially reasonable efforts, is unable to accomplish the foregoing remedies, terminate the license and refund the license fee for the Software, less a proportional adjustment for the time the Software was used by Customer, equal to the ratio of the time elapsed since the delivery date to five (5) years. The indemnity provided herein shall not apply if the alleged infringement arises from: (a) the use of other than a currently supported, unaltered release of the licensed Software; (b) the use of Software that has been modified or merged with other programs by Customer; or (c) the use of the licensed Software in combination with software or hardware not provided under this Agreement (other than software and hardware described in BroadVision's specifications or documentation for the Software as capable of being used with the Software or as otherwise agreed in writing by BroadVision). The foregoing states BroadVision's sole and exclusive liability for patent, copyright, or other proprietary rights infringement.

8.   CONFIDENTIALITY OF SOFTWARE AND DOCUMENTS.

     A. Customer shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Software, including operating instructions, user manuals, and training materials, in any medium except as authorized herein. Customer may make copies of the Software, in machine readable form, only as is reasonably necessary for archival and backup purposes.

     B. Customer expressly undertakes, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees or consultants to retain the Software in confidence, and will make no use of such information, except under the terms and during the existence of this Agreement, and only to the extent that such use is necessary to Customer's employees or consultants in the course of their employment.

     C. The provisions of this section shall survive the termination of this Agreement for a period of five (5) years.

     D. Customer shall not release the results of any benchmark of the Software, or of any third party products embedded in the Software, without BroadVision's prior written approval.

9.   AUDIT RIGHTS.

     At BroadVision's request, but in no event more than twice annually, Customer shall provide BroadVision with a report detailing its use of the Software. No more than once annually, BroadVision may audit Customer's pertinent records to ensure that license and other fees have been properly paid in compliance with this Agreement. BroadVision will give Customer at least three business days notice of its intention to perform such an audit. Any such audit will be conducted during regular business hours at Customer's offices and shall not interfere unreasonably with Customer's business activities. If an audit reveals that Customer has underpaid its total fees by more than five percent (5%), then Customer shall pay

     BroadVision's reasonable costs of conducting the audit, in addition to the underpaid amount; provided, that if Customer reasonably disputes the findings of such an audit and Customer and BroadVision are unable to resolve the dispute, Customer and BroadVision will select a mutually agreeable an independent auditor to review the audit work performed by BroadVision. If the independent audit reveals that Customer has underpaid its total fees by more than five percent (5%), Customer will pay the reasonable costs of conducting both BroadVision's and the independent auditor's audits. If the independent audit reveals that Customer has underpaid its total fees by five percent (5%) or less, BroadVision will pay the reasonable costs of conducting both BroadVision's and the independent auditor's audits.

10.  TERM/TERMINATION.

     This Agreement is effective on the earlier of (i) the date of shipment of the Software or (ii) the date set forth above, and continues until terminated as provided herein, or by agreement of both parties. BroadVision may terminate this Agreement upon: (a) any material breach of this Agreement by Customer that is not cured within 10 business days following written notice thereof; or (b) failure by Customer to pay license fees for Software under the payment terms specified in this Agreement or as stated on BroadVision's invoice for such Software. Upon termination of this Agreement for any of the above reasons, all licenses granted hereunder terminate and Customer will immediately destroy the Software and all copies in any form. Upon termination for any other reason, Customer may continue to use the Software, provided that Sections 1, 2 (to the extent that any amounts as owed to BroadVision as of the termination date), 4, 6, 7, 8, 9, and 11 shall survive the termination of this Agreement, and BroadVision may terminate Customer's use of the Software upon a material breach of any of the surviving sections.

11.  GENERAL.

     A. WAIVER/AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided herein, shall be deemed as a waiver of any such right, power, or remedy.

     B. ASSIGNMENT. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     C. DISPUTES. The rights of the parties hereunder shall be governed by the laws of the State of California without giving effect to principles of conflicts of laws. Any suits brought hereunder may be brought in the federal or state courts in Santa Clara County, California, and Customer submits to the jurisdiction thereof. The parties expressly exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if applicable. Customer acknowledges that the Software contains trade secrets, the disclosure of which would cause substantial harm to BroadVision that could not be remedied by the payment of damages alone. Accordingly, BroadVision will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of BroadVision's intellectual property rights in the Software.

     D. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.


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

     E. EXPORT. Customer acknowledges that the laws and regulations of the United States restrict the export of the Software. Customer agrees that it will not export or re-export the Software in any form without first obtaining the appropriate United States and foreign government approvals.

     F. NOTICE. Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

         (i)  to BroadVision at:
              BroadVision, Inc.
              585 Broadway
              Redwood City, CA 94063, USA
              Attn: Chief Financial Officer

         (ii) to Customer at:
              2401 Kerner Blvd.
              San Rafael, CA 94901-5529
              Attn: Legal Department

         or such other address as may be designated by written notice of either party. Notices shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

     G. INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, joint venturer, or representative of the other for any purpose.

     H. FORCE MAJEURE. If the performance of this Agreement, or any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of any act or condition beyond the reasonable control of the affected party, the party so affected will be excused from performance to the extent of such prevention, restriction, or interference.

     I. ENTIRE AGREEMENT. This Agreement, including all Attachments hereto, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral, or written, all previous negotiations, and all other communications between the parties with respect to the subject matter hereof. The terms of this Agreement shall prevail notwithstanding any different, conflicting, or additional terms that may appear in any purchase order or other Customer document; provided, however, that the provisions of Attachment D shall govern in the event of any conflict between the provisions of this Software License and Services Agreement and Attachment D with respect to the Software initially ordered hereunder. All products and services delivered by BroadVision to
         Customer are subject to the terms of this Agreement, unless specifically addressed in a separate agreement.


Agreed to by:   BroadVision, Inc.

                /S/ RANDALL BOLTEN
                ------------------------------------------------------
                Signature

                Randall Bolten
                ------------------------------------------------------
                Printed Name

                CFO
                ------------------------------------------------------
                Title


CUSTOMER:       ReSourcePhoenix.com

                /S/ BRYANT TONG
                ------------------------------------------------------
                Signature

                Bryant Tong
                ------------------------------------------------------
                Printed Name

                President
                ------------------------------------------------------
                Title


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

                                ATTACHMENT A TO
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

                        BROADVISION LICENSING PRACTICES


BroadVision's current standard licensing practices are as follows for the products listed below. These practices are in effect as of June 15, 1999.

      - ONE-TO-ONE DEVELOPMENT SYSTEM -- licensed on a per-user basis. In other words, each individual who will use the One-To-One Development System to develop BroadVision One-To-One applications must be separately licensed. Customer may reassign One-To-One Development System licenses within reason, for example as employees terminate employment or transfer to other departments. One-To-One Development System products include:

                  - ENTERPRISE DEVELOPMENT SYSTEM -- the basic BroadVision development system

                  - APPLICATION DEVELOPMENT SYSTEM -- includes the Enterprise Development System and the objects and other products necessary to develop ONE of the BroadVision Applications (Retail Commerce, Financial, or Knowledge)

                  - TWO APPLICATION DEVELOPMENT SYSTEM -- same as the Application Development System, but for TWO of the BroadVision Applications (NOTE: Business Commerce by itself is counted as a Two Application Development System)

                  - THREE APPLICATION DEVELOPMENT SYSTEM -- same as the Application Development System, but for THREE of the BroadVision Applications

      - ONE-TWO-ONE DEPLOYMENT SYSTEM -- licensing is based on the maximum number of Profiled Users permitted to be tracked by BroadVision One-To-One applications. A Profiled User corresponds to a record in the BroadVision user profile database. The record maintains information about the user's profile and may refer to external sources for additional profile information. The number of Profiled Users represents the number of one-to-one relationships that Customer wants to maintain with its users. By licensing a number of profiled users the customer is paying for the right to keep that many records in the BroadVision user profile database at any point in time. Examples of Profiled Users include, but are not limited to customers, partners and employees.

      - ONE-TO-ONE TOOLS -- licensed on a per-user basis, similar to the One-To-One Development System products. One-To-One Tools include:

                  - ONE-TO-ONE COMMAND CENTER, formerly known as the Dynamic Command Center, or DCC

                  - ONE-TO-ONE PUBLISHING CENTER, formerly known as the Content Management Center, or CMC

                  -     ONE-TO-ONE INSTANT PUBLISHER

                  - ONE-TO-ONE DESIGN CENTER, formerly known as the Visual Design Center, or VDC

            [NOTE: The One-To-One Command Center, the One-To-One Publishing Center, and the One-To-One Instant Publisher may be sublicensed to third parties using Customer's application software in accordance with the terms of this Agreement.]

                                ATTACHMENT B TO
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

                  REQUIRED PROVISIONS OF SUBLICENSE AGREEMENTS

Each agreement sublicensing the Software entered into between Customer and Customer's end-users ("End-Users", "end-User License") shall, at a minimum, state the following:

        a. End-Users shall have the right to duplicate the Software only for backup or archival purposes and to transfer the Software to a backup computer in the event of computer malfunction. End-Users shall not make the Software available on any timesharing or other rental arrangements. End-Users may not transfer their rights under the End-User License agreement without BroadVision's permission.

        b. End-Users shall not cause or permit the reverse engineering, disassembly, or decompilation of the Software.

        c.      Title shall not pass to the End-User.

        d. The End-User License agreement shall not include warranties, express or implied, made on behalf of BroadVision.

        e. BroadVision shall not be liable for any damages, whether direct, indirect, incidental, or consequential, arising from the use of the Software.

        f. At the termination of the End-User License, the End-User shall discontinue use and shall destroy or return the Software to BroadVision, including all archival or other copies.

        g.      The  End-User   License  shall  state  that   BroadVision  is  a
                third-party beneficiary of the End-User License.

        h. The End-User shall not publish any result of benchmark tests on the Software.

        i. The End-User shall comply fully with all relevant regulations of the United States Department of Commerce and with the U.S. Export Administration to assure that the Software is not exported in violation of the code and regulations.

                                ATTACHMENT C TO
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

                   PROFESSIONAL SERVICES TERMS AND CONDITIONS

This  Attachment  C is  incorporated  into the  Software  License  and  Services
Agreement (the "Agreement") dated the ____ day of October, 1999 between BroadVision, Inc. ("BroadVision") and ReSource/Phoenix, Inc. ("Customer"). The terms and conditions contained herein are subject in all respects to the terms and conditions of that Agreement, except that in the event of a conflict between the terms of this Attachment C and the Agreement, the terms of this Attachment C shall govern.

1.  SCOPE OF WORK; CONSIDERATION.

    BroadVision will perform such services as set forth in an exhibit to this Attachment C, or in a purchase order prepared by Customer and accepted by BroadVision, or in any other written form agreed to by the parties (the "Statement of Work"). Unless otherwise set forth in the Statement of Work, in consideration of BroadVision's performance as herein set forth, Customer agrees to pay BroadVision the actual charges for the services performed and expenses incurred, and Customer will be invoiced once each month for all charges incurred in the previous period(s). The services or other deliverables provided under each Statement of Work shall be deemed accepted on delivery, unless otherwise specified in the Statement of Work. In the event of a conflict between the terms of any Statement of Work and this Attachment C, the terms of the Statement of Work shall govern with respect to the services specified in that Statement of Work.

2.  LIMITATION OF CHARGES.

    No liability shall be incurred by Customer in excess of the amount, if any, set forth in the Statement of Work unless and until such Statement of Work is amended in writing by both parties. Such amount normally includes professional services, but not materials and out-of-pocket expenses reasonably required for contract performance. BroadVision is not required to continue performance beyond the funding limitation set forth therein unless and until Customer shall have notified BroadVision in writing that such funding limitation has been increased and shall have specified in such notice a revised estimated charge. When and to the extent that the funding limitation set forth has been increased, any charges incurred by BroadVision in excess of the funding limitation prior to the increase shall be allowable, due and payable to the same extent as if such charges were incurred after such increase in the estimated charge and funding limitation.

3.  CHANGES.

    Changes shall be made in writing and signed by authorized representatives of Customer and BroadVision. All such changes shall specify the changes ordered, any increases in the estimated charges for performance, adjustment to the schedule of performance, and any changes to other terms and conditions as may be effected thereby.

4.  TITLE.

    BroadVision shall have title to the software, systems design, and documentation arising out of performance or delivery to Customer under a Statement of Work. The parties acknowledge that performance thereunder may result in the development of new concepts, software, methods, techniques, processes, adaptations, and ideas, in addition to BroadVision's prior technology which may be incorporated in BroadVision's performance. The parties agree that the same shall belong to BroadVision exclusively without regard to the origin thereof. With respect to all such software, system design information and documentation delivered to or disclosed to Customer pursuant to the Statement of Work ("Application Software"), BroadVision hereby grants to Customer, as of the time that any such Application Software is disclosed to Customer by or on behalf of BroadVision, a license in respect of the software so disclosed. Unless otherwise agreed to in writing by the parties, each such license shall be a perpetual, irrevocable, non-exclusive, non-transferable, royalty-free license to use the Application Software in conjunction with the Software and for any use of the Software permitted by this Agreement; provided, that for purposes of the foregoing, the term "use" shall include the right for Customer to create derivative works from the Application Software for use in conjunction with the Software.

5.  LIMITATION OF LIABILITY.

    BROADVISION'S LIABILITY TO CUSTOMER UNDER THIS ATTACHMENT C, INCLUDING CLAIMS FOR CONTRIBUTION OR INDEMNITY, SHALL BE LIMITED TO THE AMOUNTS PAID BY CUSTOMER FOR THE SERVICES PROVIDED HEREUNDER.

6.  DISCLAIMER OF WARRANTY.

    THE SERVICES PROVIDED UNDER THIS ATTACHMENT C AND THE APPLICATION SOFTWARE ARE OFFERED EXCLUSIVE OF ANY WARRANTY, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, WHETHER EXPRESSED OR IMPLIED.

7.  ON-SITE PERSONNEL.

    The parties acknowledge that it may be necessary for the employees of each to be present at the facilities of the other for extended periods of time. The parties agree to provide the employees of the other with all reasonable facilities and services to assure that their services may be properly performed. Each party will instruct their employees to conform with the internal regulations and procedures of the other party while on such party's premises.

                                  Attachment D

                                 ATTACHMENT D TO
                     SOFTWARE LICENSE AND SERVICES AGREEMENT

                                 BUSINESS TERMS

*

-----------------------------------------
        Private and Confidential

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and have been filed separately with the Commission.

                                  Attachment E

                                 ATTACHMENT E TO
                     SOFTWARE LICENSE AND SERVICES AGREEMENT

                                SUPPORT POLICIES

BROADVISION SUPPORT POLICY

BroadVision endeavors to provide a high level of support, and offers a number of support packages designed to meet the needs of its diverse customer base. This document outlines BroadVision "Basic Support."

The Basic Support package uses a case tracking procedure to track customer-reported problems. Using this system, BroadVision support engineers open cases in the order in which they are received. Cases have different priorities and will be treated accordingly. Standard support is provided from 9am to 6pm PT in America, and 9am to 6pm GMT in Europe. If a case hasn't been opened after 1 day, the Support manager will be notified. After 2 days the Support Director will be notified.

CASE ESCALATION AND 'HOT SITE' STATUS

The support engineer opening a case will set case priority. A customer may request that a case be escalated at any time by contacting the Support engineer or the Support Manager.

Unusually important site problems will be considered 'hot sites'. This includes such issues as serious reliability problems or significant performance problems on production systems. To escalate a case, the customer may notify their Support engineer or the Support Manager. A 'hot site' will gain Executive level attention and all necessary resources to resolve the issue as quickly as possible.

A hot site will have a dedicated Support engineer until it is resolved. The customer is expected to provide technical resources, remote access and reproducible cases as necessary. BroadVision will manage a list of issues to be resolved in the escalation to be communicated daily by the assigned Support engineer. Once all the issues are resolved, the escalation to 'hot site' will be closed.

PRIORITY 1

The highest level is reserved for site-down type failures. Once BroadVision support is notified that a site is down they will start work to restore the site as soon as possible. If a site is not restored after 4 hrs of work the Support engineer will move the site to 'hot site' status. The WPSO engineer who worked on the site will be contacted and Support Director notified of escalation. After 1 day of escalation VP WPSO and VP Engineering will be notified. The VPs will identify additional resources to work on the problem. After 2 days of escalation the CEO will be notified.

PRIORITY 2

Level 2 is for serious problems on a site not causing total failure, BroadVision Support will start work on the site as soon as they are aware of the problem. If a workaround has not been developed after 1 day of work by Support then the Support Director will be notified. After 3 days of work VP WPSO and VP Engineering will be notified.

PRIORITY 3

The third level is for general issues on a site not causing serious problems. If a case isn't resolved after 2 days the Support Manager will be notified. After 3 days the Support Director will be notified.

                                  Attachment E

PRIORITY 4

The lowest level is for questions or issues on a site not requiring immediate action. If a case isn't resolved after 3 days the Support Manager will be notified. After 5 days the Support Director will be notified.

AFTER-HOURS SUPPORT

An optional support package (not included with the Customer's initial package) is available to provide support 7 days a week, 24 hrs a day for assistance with serious problems on live-sites. It will not support development questions/issues. Customers with this support will be provided with a single pager number to contact the on-call Support person in the case of a priority 1 support call. It is preferred that the customer must provide BroadVision dialup access to the site in order to for support to able to provide assistance in the recovery process. The Support engineer on call will have a laptop so that he/she can then dial into the website and help effect system recovery.

DOCUMENTING KNOWN PROBLEMS

BroadVision has a policy of sharing bug lists with customers. The intent is to pro-actively let the customers know about known problems and document workarounds. BroadVision Support, Engineering and Product Management will decide which problems to report.

Today we publish some of this information in the Known Problems section of the Release Notes. The following is our policy of enhancing this information as well as updating the known bugs every month and making it available through the support section of the BroadVision web site.

1. Currently we provide the following information in the Known Problems section of the Release Notes. The Release Notes will be updated upon every release.

    Bug Information: problem ID, brief description, any known workaround

2. Starting with version 4.1 Technical Support will update the Known Bugs section to include known bugs reported since the last release. This will be updated once a month. Since the updates will be written by Technical Support, it will be directed to an engineering audience. At product release time, Tech Pubs will roll them into the formal Release Notes.

3. We will also make the following patch information available on our Tech support site:

    Patch Number:

    Date released: [can also list those in preparation, with a planned release date]
    Required previous patches:  [patch numbers or 'none']
    Resolved problems: [list of problem numbers]

                                  Attachment E

PRODUCT ENHANCEMENT REQUEST PROCEDURE

To submit an enhancement request:

Log in to Broadvision.com\login.html. Select Support, and then click "Submit a new ticket". Include the text "Enhancement" in the description before submitting the request, and the product you wish to submit an enhancement request for.

PM will review enhancements on a weekly basis and respond to you, the submitter, with the status

Getting enhancements into an upcoming product release:

At the start of each Project Product Manager will go through the enhancement list with ISG and engineering to determine which should be included in the next release. If there are specific features that need to be included to satisfy a project need, please include that information in the ER when submitted, and email the appropriate Product Manager.

COMPATIBILITY POLICY

This section clarifies BroadVision's policy on compatibility between production releases. BV will provide a migration path between the objects, templates, and scripts, components and content that customers have created with a production release of One-To-One to the next production release of One-To-One. Addressing these in turn:

1. BroadVision Standard objects - if we change the tag syntax of BV standard objects we will provide tools and procedures needed to migrate those objects from one release to the next. This will provide migration path for templates using BV standard objects.

2. BroadVision Standard components - if we change the signature of BV standard components we will provide tools and procedures needed to migrate scripts from one release to the next. This will provide migration path for scripts using BV standard components.

3. BroadVision APIs - we will in general maintain backward compatibility between BroadVision APIs. In cases, where this is not possible or desirable we will provide tools and procedures to migrate the APIs. This will provide migration path for custom dynamic objects that use our APIs.

4. Database - when we make schema changes we will provide migration tools to update the older schema and content from one production release of One-To-One to the next.

Please note that we do not guarantee compatibility between Beta and FCS versions of any given release. However, we will strive to not have major API, tag-syntax or schema changes between Beta and FCS releases.

If  you   have   any   questions   or   suggestions   please   send   email   to
bv-pm@broadvision.com.

                              BROADVISION PRODUCTS
                              YEAR 2000 COMPLIANCE

STATEMENT OF YEAR 2000 COMPLIANCE

BroadVision One-To-one Version 4 products are year 2000 compliant. BroadVision One-To-One Version 3.0 products with the applicable year 2000 patches are year 2000 compliant. Both versions require year 2000 compliant hardware, operating systems, databases, compilers and other related components. Versions prior to
3.0 have not been tested for year 2000 compliance.

This representation is with respect to BroadVision's products only and is not a representation or warranty that software applications developed using these products are or will be year 2000 compliant. Since there are many interrelated dependencies in complex systems, it is the licensee's responsibility to ensure that their applications, including those built using BroadVision's products, have undergone the level of testing and certification that is appropriate to ensure year 2000 compliance.

DEFINITION OF YEAR 2000 COMPLIANCE

Year 2000 compliant means accurately processing date/time data, including, but not limited to, calculating, comparing, and sequencing, from, into, and between the twentieth and twenty-first centuries, and between the years 1999 and 2000, including recognizing the year 2000 as a leap year. Year 2000 compliance requires that all interfacing applications and systems provide and receive date/time data in a consistent format.

CONFORMANCE TO BSI DEFINITION

BroadVision products adhere to the definition set forth in DISC PD2000-1, A Definition of Year 2000 Conformity Requirements, by British Standards Institution Committee. The definition states:

       RULE 1. No value for current date will cause any interruption in operation.

       RULE 2. Date-based functionality must behave consistently for dates prior to, during and after year 2000.

       RULE 3. In all interfaces and data storage,  the century in any date must
       be  specified   either   explicitly  or  by  unambiguous   algorithms  or
       inferencing rule

       RULE 4. Year 2000 must be recognized as a leap year.


Version Details

PRODUCT                              VERSION   YEAR 2000 STATUS
----------------------------------------------------------------------------------------------
One-To-One, all products             4         Year 2000 compliant

----------------------------------------------------------------------------------------------
One-To-One application system        3.0       Year 2000 compliant with Y2K patch which:

One-To-One Dynamic Command                     -  Corrects problem with payment object not
Center (DCC)                                      handling 2 digit years correctly

One-To-One Visual Development                  -  Provides user-defined window for adding
Center (VDC)                                      century to 2 digit years

----------------------------------------------------------------------------------------------
One-To-One Financial                 3.0       Year 2000 compliant

----------------------------------------------------------------------------------------------
One-To-One Knowledge                 3.0       Year 2000 compliant

----------------------------------------------------------------------------------------------
One-To-One Commerce                  3.0       Year 2000 compliant with Y2K patch which:

                                               -  Corrects problem with purchase receive
                                                  object not handling 2 digit years correctly

----------------------------------------------------------------------------------------------
One-To-One Content                   3.0       Year 2000 compliant with Y2K patch which:
Management Center (CMC)
                                               -  Corrects problem with Java 2 digit year
                                                  sliding date convention

                              BROADVISION PRODUCTS
                              YEAR 2000 COMPLIANCE

Software Requirements for Year 2000 Compliance

     BROADVISION ONE-TO-ONE VERSION 4 PRODUCTS

     OPERATING SYSTEMS
     - Sun Solaris 2.6 or Solaris 2.5.1 with Y2K patches - Hewlett-Packard HP-UX 10.20 with Y2K patches - Microsoft Windows NT 4.0 with SP4

     DATABASES
     - Oracle 8.0.x or 7.3.x - Sybase 11.0.3.2 & Open Client 11.1.1 - Informix 7.22.UC - Microsoft SQL Server 7.0

     WEB SERVERS
     -   Netscape Enterprise Server 3.5.1
     -   Microsoft Internet Information Server 4.0

     ORB
     -   Iona Orbix 2.2

     ROGUE WAVE
     -   Tools.h++ 7.0.2
     -   DBTools.h++ 2.1.1
     -   Money.h++ 1.4.1

     BROADVISION ONE-TO-ONE VERSION 3.0 PRODUCTS

     OPERATING SYSTEMS
     - Sun Solaris 2.5.1 with Y2K patches - Hewlett-Packard HP-UX 10.20 with Y2K patches - Microsoft Windows NT 4.0 with SP4

     DATABASES
     -   Oracle 7.3
     - Sybase 11.0.3.2 & Open Client 11.1.1 - Informix 7.22.UC - Microsoft SQL Server 6.5 SP5

     WEB SERVER
     -   Netscape Enterprise Server 2.0.1 or 3.0
     -   Microsoft Internet Information Server 4.0

     ORB
     -   Iona Orbix 2.2

     ROGUE WAVE
     -   Tools.h++ 7.0.2
     -   DBTools.h++ 2.1.1
     -   Money.h++ 1.4.1

BROADVISION, INC.   /s/ RANDALL BOLTEN
                    ----------------------------------------
                    Signature

                    Randall Bolten, CFO
                    ----------------------------------------
                    Printed Name and Title

                    ----------------------------------------
                    Date


                                                                     Page 2 of 2